                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of an aggregate of 6,500,00 shares of Common Stock pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated February 20, 2000 (except Note 1c, as to which the date is April 18, 2000) with respect to the consolidated financial statements of ComBox Ltd. included in Terayon Communication Systems, Inc.'s Current Report of Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2000.


Tel Aviv, Israel                       /s/ Kost, Forer and Gabbay
January 10, 2001                       A Member of Ernst & Young International